EXHIBIT 99.1

Second Amendment to the American River Bankshares 2005 Executive Annual Incentive Plan


On March 21, 2007, the registrants Board of Directors approved the Second Amendment to the American River Bankshares 2005 Executive Annual Incentive Plan (the "Plan"). The Second Amendment modifies Attachment A of the Plan by setting the performance metrics and the weightings for 2007, and Attachment B of the Plan, Funding Thresholds, by adjusting the performance targets based upon the registrants 2007 budget. This amendment should be read in conjunction with the Plan, incorporated by reference from Exhibit 99.1 to the Registrant's Report on Form 8-K, filed with the Commission on October 27, 2005 and the First Amendment thereto, incorporated by reference from Exhibit 99.1 to the Registrant's Report on Form 8-K, filed with the Commission on March 17, 2006. The targets for the 2007 performance metrics have been reset to the budget for 2007. In addition the targets for Return on Average Assets, Return on Tangible Equity and Earnings Per Share are calculated on a pre-incentive, after tax basis.

         The following weightings were assigned to the metrics for the Chief Executive Officer, the Chief Financial Officer, the Chief Credit Officer and the Chief Information Officer based on results of the Company:


Return on Average Assets                                               20%
Return on Average Tangible Equity                                      20%
Diluted Earnings Per Share                                             22%
Core Deposit Growth                                                    12%
Net Loan Growth                                                        12%
Classified Loans to Equity                                              5%
Leadership                                                              9%

         The Regional Bank Presidents of the Company have the following metrics and weightings:

Return on Average Assets of the Company                                10%
Return on Average Tangible Equity of the Company                       10%
Return on Average Assets of the Regional Bank                          38%
Core Deposit Growth of the Regional Bank                               12%
Total Loan Growth of the Regional Bank                                 15%
Classified Loans to Average Loans of the Regional Bank                  5%
Leadership                                                             10%




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